UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  ______________________________________________________________
FORM 8-K
  ______________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2018 (July 27, 2018)

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Electronics For Imaging, Inc.
(Exact name of Registrant as Specified in its Charter)

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Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle
Fremont, California 94555
(Address of Principal Executive Offices)
(650) 357-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2018, Electronics For Imaging, Inc. (the “Company”) executed an agreement (the “Termination Agreement”) to terminate the Lease Agreement (the “Lease Agreement”) dated April 19, 2013 between John Arrillaga Survivor’s Trust, represented by John Arrillaga, Trustee, and Richard T. Peery Separate Property Trust, represented by Richard T. Peery, Trustee and the Company, pursuant to which the Company had leased a portion of an approximately 108,000 square foot, two-story building located at 6700 Dumbarton Circle, Fremont, California, near the Company’s headquarters. The Company has moved the operations and personnel from the formerly leased facility into the adjacent Company-owned headquarters building. As of July 27, 2018, prior to executing the Termination Agreement, the Lease Agreement had a remaining term of 10 years and minimum non-cancellable lease payments of $16.1 million. The Termination Agreement requires the Company to pay total penalties of $0.8 million, which will be charged to restructuring expense, to exit the Lease Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	August 2, 2018	ELECTRONICS FOR IMAGING, INC.

		By:	/s/ Marc Olin
		Name:	Marc Olin
		Title:	Chief Financial Officer